SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT


             PURSUANT TO SECTION 13 OR 15 (d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): January 22, 2004


                      Horizon Financial Corp.
      ------------------------------------------------------
      (Exact name of registrant as specified in its charter)




Washington                          0-27062                   91-1695422
---------------------------       -----------             -------------------
State or other jurisdiction       Commission              (I.R.S. Employer
of incorporation                  File Number             Identification No.)

1500 Cornwall Avenue, Bellingham, Washington                      98225
--------------------------------------------                   -----------
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number (including area code)  (360) 733-3050


                                Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

     (c)  Exhibits

          99.1 Press Release of Horizon Financial Corp. dated January 22,
          2004.

Item 12. Results of Operations and Financial Condition
------------------------------------------------------

     On January 22, 2004, Horizon Financial Corp. issued its earnings release for the third quarter ended December 31, 2003. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

                                 SIGNATURES
                                 ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    HORIZON FINANCIAL CORP.



DATE: January 26, 2004              By: /s/ V. Lawrence Evans
                                        ------------------------------
                                        V. Lawrence Evans
                                        President and Chief Executive Officer

                                Exhibit 99.1

        Press Release of Horizon Financial Corp. dated January 22, 2004

                                  CONTACTS:  V. Lawrence Evans, Chairman & CEO
                                             Dennis Joines, President & COO
                                             Rich Jacobson, Executive VP & CFO
                                             360.733.3050


                HORIZON FINANCIAL NET INCOME UP 5% YEAR-TO-DATE;
                       CREDIT QUALITY REMAINS EXEMPLARY

BELLINGHAM, WA   January 22, 2004   Horizon Financial Corp. (Nasdaq: HRZB)
today reported profits for the third fiscal quarter of 2004 and year-to-date. Asset quality remains outstanding, and the bank has continued to expand its commercial lending business and lower its cost of funds. Profits increased 5% year-to-date, but net income declined from the third quarter last year as a result of a slowdown in mortgage activity. For the nine months ended December 31, 2003, net income grew to $9.6 million, or $0.89 per diluted share, from $9.1 million, or $0.84 per share in the first three quarters of fiscal 2003. In the third quarter of 2004, net income was $2.9 million, or $0.27 per diluted share, compared to $3.3 million, or $0.31 per share in the third quarter last year.

Management will host a conference call today, January 22nd, at 1:30 pm PST (4:30 EST) to discuss third quarter results. Current and potential investors should dial (303) 205-0033 to access the live call. A replay, which will be archived for three weeks, can be heard by calling (303) 590-3000 using passcode 561685#.

"We have continued to focus on growing our commercial loan portfolio and lowering our cost of funds by shifting the deposit mix," stated V. Lawrence Evans, Chairman and CEO. "We are continuing to decrease our dependence on CDs as a funding source while growing a portfolio with sustainable interest income with yields that exceed those of a traditional mortgage lender."

Commercial and commercial real estate loans grew to 65% of the portfolio, from 55% at the end of the third quarter last year. Single-family residential loans now represent 30% of net loans, down from 40% at December 31, 2002. Consumer loans increased slightly, but remain at 5% of the portfolio.

Commercial and commercial real estate loan originations grew 58% to $98 million in the third quarter, accounting for 73% of total production. In the third quarter of fiscal 2003, commercial loan originations were $62 million, which was 36% of production. Total loan originations declined by 22% to $135 million, from $172 million a year ago.

"While commercial lending has remained strong, mortgage and refinance activity slowed significantly during the quarter," Evans said. "We continue to sell off most of our single-family production, and in recent quarters that gain on sale nicely supplemented our core business, but in the near-term, we are unlikely to see the level of activity that we have had the last couple of years."

The fall off in mortgage and refinance activity resulted in gains on sale of loans of $193,000 in the third quarter of fiscal 2004, from $914,000 in the third fiscal quarter last year.

"On the positive side, credit quality remains excellent and after building reserves dramatically the last two years, we are comfortable with our current coverage," added Dennis Joines, President and COO. Non-performing loans
(NPLs) declined to just $238,000 at the end of the third quarter, representing 0.04% of net loans. Total non-performing assets (NPAs) were $581,000 at December 31, 2003, or 0.07% of total assets. A year ago, NPLs were 0.20% of net loans and NPAs were 0.26% of assets. The reserve for loan losses was $9.5 million at quarter-end, representing 1.54% of net loans.

"In addition to growing a high-quality loan portfolio with an increasing number of higher-yielding commercial credits, the ongoing shift of our deposit mix has helped us keep a relatively stable net interest margin," Joines said. At the end of the third quarter, demand deposits accounted for 43% of total deposits, up from 39% of deposits at the end of 2002. Net interest margin improved to 4.39% for the first nine months of fiscal 2004, compared to 4.22% in the period last year. For the quarter, net interest margin was 4.37%, compared to 4.43% in the third quarter of fiscal 2003.

                                    (more)

HRZB - 3Q04 Results
January 22, 2004
Page Two

In the first nine months of fiscal 2004, interest income declined 4% despite the increased loan portfolio, reflecting the lower interest rate environment. The decline in rates, combined with the change in deposit mix, led to a 22% drop in interest expense. As a result, net interest income increased 8% to $24.9 million in the period, compared to $23.1 million a year ago. Non-interest income increased 19% to $5.9 million, from $5.0 million in the first three quarters of 2003, as gain on sale of loans remained strong in the first six months of the fiscal year. Non-interest expense was up 19% year-to-date to $15.3 million, compared to $12.8 million last year, due to the bank's expansion strategy. Horizon has added a full-service branch, three commercial banking centers, and a real estate loan center in the last year.

Total revenue (net interest income before the provision for loan losses plus non-interest income) grew 10% in the nine-month period to $30.8 million, compared to $28.0 million for the same period last year. In the third fiscal quarter of 2004, revenues were $9.7 million, off 6% from $10.3 million a year earlier.

Third quarter net interest income was flat from a year ago at $8.2 million. Non-interest income was $1.4 million in the quarter, compared to $2.1 million in the third quarter of fiscal 2003, primarily due to the decreased gain on sale of loans. Non-interest expense increased 20% to $5.1 million, compared to $4.3 million in the fiscal third quarter a year ago.

Return on average assets (ROA) was 1.56% for the nine-month period ended December 31, 2003, compared to 1.53% in the previous year. Return on average equity also improved, to 11.9% in the period, from 11.7% in the first nine months of fiscal 2003. ROA declined to 1.42% for the third quarter of 2004, compared 1.64% in the same quarter the previous year. ROE was 10.8% in the most recent quarter, from 12.6% in the third quarter last year.

"The revenue decline impacted our profitability ratios, particularly for the quarter," Evans said. "Prior to the third quarter, our efficiency ratio had remained below 50% for two and a half years. Although we remain among the best in our peer group, we will continue to work to improve in this area." Horizon's efficiency ratio was 49.7% for the nine-month period ended December 31, 2003, but increased to 53.1% in the third quarter. A year ago, the efficiency ratio was 45.7% for the nine-month period and 41.7% for the third quarter.

At December 31, 2003, book value per share was $10.38 compared to $9.98 a year earlier, and tangible book value was $10.29, up from $9.86 a year ago.
Horizon repurchased 83,840 shares at an average price of $17.48 per share during the third quarter.

Horizon Financial Corp. is an $820 million, state-chartered bank holding company headquartered in Bellingham, Washington. The Corporation's primary subsidiary, Horizon Bank, operates 16 full-service offices, three commercial loan centers and two real estate loan centers throughout Whatcom, Skagit and Snohomish Counties.



Safe Harbor Statement: Except for the historical information in this news release, the matters described herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include the ability to successfully target new commercial business and expand existing relationships, the adequacy of reserves, general banking strategy, the ability to manage expenses and the efficiency ratio, continued expansion or maintenance of the net interest margin, the ability to grow demand deposits, interest rate risk, loan quality and the ability to recover loan losses, the local and national economic environment, and other risks and uncertainties discussed from time to time in Horizon Financial's SEC filings. These forward-looking statements speak only as of the date of this release. Horizon undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

                                     (more)

HRZB - 3Q04 Results
January 22, 2004
Page Three

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)
                        Three months ended Dec 31,   Nine months ended Dec 31,
                          2003       2002   Change    2003       2002   Change
------------------------------------------------------------------------------
Interest income:

  Interest on loans    $ 10,687    $ 11,407        $ 32,745    $ 33,580
  Interest and dividends
   on investment and
   mtge backed
   securities             1,292       1,572           3,939       4,583
                       --------    --------        --------    --------
   Total interest
    income               11,979      12,979   -8%    36,684      38,163   -4%

Interest expense:
  Interest on deposits    3,198       4,290          10,145      13,826
  Interest on borrowings    565         483           1,687       1,277
                       --------    --------        --------    --------
   Total interest
    expense               3,763       4,773  -21%    11,832      15,103  -22%
                       --------    --------        --------    --------
   Net interest income    8,216       8,206    0%    24,852      23,060    8%

  Provision for loan
   losses                   220       1,050  -79%     1,245       1,700  -27%
                       --------    --------        --------    --------
   Net interest income
    after provision for
    loan losses           7,996       7,156   12%    23,607      21,360   11%

Non-interest income:
  Service fees              603         592           2,149       1,620
  Net gain/(loss) on sales
   of loans - servicing
   released                 193         914           2,019       1,842
  Net gain/(loss) on sales
   of loans - servicing
   retained                  12           5              95         100
  Net gain/(loss) on sales
   of investment
   securities               191           -             236          62
  Other                     442         549           1,432       1,348
                       --------    --------        --------    --------
   Total non-interest
    income                1,441       2,060  -30%     5,931       4,972   19%

Non-interest expense:
  Compensation and
   employee benefits      3,018       2,307           8,713       6,918
  Building occupancy        664         580           1,967       1,766
  Other expenses          1,065         960           3,582       2,804
  Data processing           154         251             395         746
  Advertising               224         184             647         576
                       --------    --------        --------    --------
   Total non-interest
    expense               5,125       4,282   20%    15,304      12,810   19%

Income before provision
 for income taxes         4,312       4,934  -13%    14,234      13,522    5%
Provision for income
 taxes                    1,410       1,624  -13%     4,670       4,446    5%
                       --------    --------        --------    --------
Net Income             $  2,902    $  3,310  -12%  $  9,564    $  9,076    5%
                       ========    ========        ========    ========

Earnings per share :
  Basic earnings per
   share               $   0.28    $   0.31        $   0.91    $   0.85
  Diluted EPS          $   0.27    $   0.31        $   0.89    $   0.84

Weighted average shares
 outstanding:
  Basic              10,447,340  10,663,267      10,501,077  10,695,604
  Common stock
   equivalents          203,636     172,259         211,602     178,987
                     ----------  ----------      ----------  ----------
  Diluted            10,650,976  10,835,526      10,712,679  10,874,591
                     ==========  ==========      ==========  ==========

                                     (more)

HRZB - 3Q04 Results
January 22, 2004
Page Four

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                                                     One Year
                         Dec 31, 2003  March 31, 2003  Dec 31, 2002   Change
------------------------------------------------------------------------------
Assets:                   (unaudited)                   (unaudited)
  Cash and due from banks   $ 19,163       $ 15,084       $ 16,877       14%
  Interest-bearing deposits   23,877         59,929         54,977      -57%
  Investment securities -
   AFS                        83,026         74,561         76,811        8%
  Investment securities -
   HTM                           370            369            369        0%
  Mortgage-backed
   securities - AFS           29,625         37,921         34,855      -15%
  Mortgage-backed
   securities - HTM            1,724          2,793          3,114      -45%
  Federal Home Loan Bank
   stock                       6,928          6,639          6,528        6%
  Gross loans receivable     626,152        690,775        582,050        8%
  Reserve for loan losses     (9,491)        (8,506)        (7,482)      27%
                            --------       --------       --------
  Net loans receivable       616,661        582,269        574,568        7%
  Loans held for sale          1,242          2,838          7,296      -83%
  Accrued interest and
   dividends receivable        3,880          4,621          4,486      -14%
  Property and equipment,
   net                        17,282         15,934         15,439       12%
  Income tax receivable          560              0             40     1300%
  Real estate owned              343          1,072            946      -64%
  Other assets                15,548         15,842         14,915        4%
                            --------       --------       --------
   Total assets             $820,229       $819,872       $811,221        1%
                            ========       ========       ========

Liabilities:
  Deposits                  $645,236       $646,722       $644,296        0%
  Other borrowed funds        57,799         53,763         43,765       32%
  Accounts payable and
   other liabilities           6,155          8,048         11,639      -47%
  Advances by borrowers for
   taxes and insurance           244            987            369      -34%
  Deferred compensation        1,728          1,671          1,648        5%
  Net deferred income tax
   liabilities                 1,070          1,531          3,147      -66%
  Federal income tax payable       0            906              0       n/a
                            --------       --------       --------
   Total liabilities        $712,232       $713,628       $704,864        1%

Stockholders' equity:
  Serial preferred stock,
   $1.00 par value;
   10,000,000 shares
   authorized, none issued
   or outstanding
  Common stock, $1.00 par
   value; 30,000,000 shares
   authorized; 10,408,222,
   10,550,113, and
   10,652,691 shares issued
   and outstanding            10,408         10,550         10,653       -2%
  Paid-in capital             56,845         57,353         57,795       -2%
  Retained earnings           35,758         32,528         31,959       12%
  Accumulated other
   comprehensive income        5,202          6,029          6,238      -17%
  Debt related to ESOP          (216)          (216)          (288)     -25%
                            --------       --------       --------
   Total stockholders'
    equity                   107,997        106,244        106,357        2%
                            --------       --------       --------
   Total liabilities and
    stockholders' equity    $820,229       $819,872       $811,221        1%
                            ========       ========       ========

Intangible assets:
  Goodwill                  $    545       $    545       $    545        0%
  Mortgage servicing asset       328            616            767       -57%
                            --------       --------       --------
  Total Intangible assets   $    873       $  1,161       $  1,312       -33%
                            ========       ========       ========

                                     (more)

HRZB - 3Q04 Results
January 22, 2004
Page Five

CONSOLIDATED FINANCIAL RATIOS
-----------------------------
(unaudited)                  Quarter Ended Dec 31,   Nine Months Ended Dec 31,
                               2003       2002         2003         2002
                              ------    -------       ------       ------
Return on average assets       1.42%      1.64%        1.56%        1.53%
Return on average equity      10.75%     12.58%       11.87%       11.72%
Efficiency ratio              53.08%     41.71%       49.72%       45.70%
Net interest spread            4.21%      4.22%        4.22%        3.98%
Net interest margin            4.37%      4.43%        4.39%        4.22%
Equity-to-assets ratio        13.17%     13.11%
Equity-to-deposits ratio      16.74%     16.51%
Book value per share        $ 10.38    $  9.98
Tangible book value per
 share                      $ 10.29    $  9.86

ALLOWANCE FOR LOAN LOSSES
-------------------------       Nine Months Ended Dec 31,
(unaudited)                         2003        2002
                                   ------      ------
Balance at beginning of period    $ 8,506     $ 5,887
Provision for loan losses         $ 1,245     $ 1,700
Charge offs (net of recoveries)   $  (260)    $  (105)
                                  -------     -------
Balance at end of period          $ 9,491     $ 7,482

NON-PERFORMING ASSETS
---------------------              Quarter Ended Dec 31,
(unaudited)                           2003        2002
                                     -----      ------
Accruing loans - 90 days past due      238         929
Non-accrual loans                        0         243
Restructured loans                       0           0
                                     -----      ------
Total non-performing loans             238       1,172
Total non-performing loans/net loans  0.04%       0.20%
REO                                  $ 343      $  946
                                     -----      ------
Total non-performing assets          $ 581      $2,118
Total non-performing assets/total
 assets                               0.07%       0.26%


DEPOSITS
                         Dec 31, 2003      March 31, 2003      Dec 31, 2002
                          --------------------------------------------------
Demand Deposits           (unaudited)                           (unaudited)
  Savings                  $ 40,486    6%    $ 38,455     6%  $ 36,574     6%
  Checking                   72,238   11%      66,169    10%    59,202     9%
  Checking - non interest    41,976    7%      28,052     4%    29,500     5%
  Money Market              123,377   19%     125,805    19%   124,550    19%
                          --------------------------------------------------
Subtotal                    278,077   43%     258,481    40%   249,826    39%

CD's
  Under 100,000            243,035   38%      258,623    40%  265,503     41%
  >= 100,000               124,124   19%      129,618    20%  128,967     20%
Total CD's                 367,159   57%      388,241    60%  394,470     61%
                          --------------------------------------------------

Total                     $645,236  100%     $646,722   100% $644,296    100%
                          ==================================================


                                    (more)

HRZB - 3Q04 Results
January 22, 2004
Page Six

AVERAGE BALANCES     Three months ended  Three months ended  Nine months ended
(unaudited)             Dec 31, 2003        Dec 31, 2002       Dec 31, 2003
------------------------------------------------------------------------------
  Loans                   $612,787             $574,077          $605,361
  Investments              140,099              167,074           149,589
                          --------             --------          --------
   Total interest-earning
    assets                 752,886              741,151           754,950

  Deposits                 638,067              639,207           639,914
  Borrowings                55,629               41,039            54,518
                          --------             --------          --------
   Total interest-bearing
    liabilites             693,696              680,246           694,432

  Average assets          $818,715             $807,473          $820,034
  Average stockholders'
   equity                 $107,951             $105,229          $107,421



Weighted Average     Three months ended  Three months ended  Nine months ended
 Interest Rates:        Dec 31, 2003        Dec 31, 2002        Dec 31, 2003
------------------------------------------------------------------------------
  Yield on loans            6.98%               7.95%               7.21%
  Yield on investments      3.66%               3.73%               3.49%
                            ----                ----                ----
   Yield on interest-
    earning assets          6.36%               7.00%               6.48%

  Cost of deposits          1.99%               2.66%               2.10%
  Cost of borrowings        4.03%               4.61%               4.05%
                            ----                ----                ----
   Cost of interest-bearing
    liabilities             2.15%               2.78%               2.26%


LOANS
(unaudited)              Dec 31, 2003     March 31, 2003     Dec 31, 2002
-------------------------------------------------------------------------
1-4 Mortgage              (unaudited)                        (unaudited)
  1-4 Family               $257,333         $354,590            $390,277
  1-4 Family construction    20,848           28,035              28,793
  Participations sold       (76,708)        (141,275)           (169,112)
                           --------         --------            --------
Subtotal                    201,473          241,350             249,958

Comm construction/land dev   42,618           66,112              82,020
Residential comm RE          53,301           56,930              51,433
Non res comm RE             250,018          182,158             156,555
Commercial loans             67,199           54,132              54,092
Home equity secured          24,428           22,729              24,004
Other consumer loans          6,413            6,887               6,375
                           --------         --------            --------
Subtotal                    443,977          388,948             374,479
                           --------         --------            --------
Subtotal                    645,450          630,298             624,437
Less:
  Deferred fees              (4,122)          (4,845)             (5,110)
  Loan loss reserve          (9,491)          (8,506)             (7,482)
  Loans in process          (15,176)         (34,678)            (37,277)
                           --------         --------            --------
Total loans receivable     $616,661         $582,269            $574,568
                           ========         ========            ========

Net Residential Loans      $187,411   30%   $221,722    38%     $228,204  40%
Net Commercial Loans       $ 65,841   11%   $ 53,082     9%     $ 53,152   9%
Net Commercial RE Loans    $333,157   54%   $278,403    48%     $263,326  46%
Net Consumer Loans         $ 30,252    5%   $ 29,062     5%     $ 29,886   5%
                           -------------------------------------------------
                           $616,661  100%   $582,269   100%     $574,568 100%
                           =================================================



Note:  Transmitted on Business Wire on January 22, 2004, at 5:00 am PST.